EXHIBIT NO. 99.1

                                                                    NEWS RELEASE

COMPANY CONTACT:                                             INVESTOR RELATIONS:
Bill Bush                                                         Richard Cooper
International Microcomputer Software, Inc.  Strategic Growth International, Inc.
415.878.4039                                                        212.838.1444
E-mail: bbush@imsisoft.com                            E-mail: rcooper@sgi-ir.com


                    IMSI(R) ANNOUNCES THIRD QUARTER EARNINGS
                    COMPANY POSTS EARNINGS PER SHARE OF $0.02

NOVATO, CALIF., MAY 13, 2004 - IMSI(R) (OTC "BULLETIN BOARD": IMSI), a leading developer and publisher of precisioN design, graphics and business productivity software, today announced financial results for its third fiscal quarter ended March 31, 2004. IMSI reported net income of $548,000, or $0.02 per share, on net revenues of $2.8 million. This represents an increase in net revenue of $159,000, or 6%, for the three-month period ended March 31, 2004 from $2.6 million in the same period from the previous fiscal year. Net income, which included a $1.7 million unrealized gain on marketable securities, increased substantially from the $103,000 net loss, or $0.00 per share, from the prior years quarter.

Revenue for the nine months ended March 31, 2004 was $7.2 million, an increase of 1%, as compared to the same period in the prior fiscal year. Net income for the nine months ended March 31, 2004 was $550,000, or $0.02 per share, as compared to a prior year net loss of $290,000, or ($0.01) per share. Net income, for the nine months ended March 31, 2004, included an unrealized gain on marketable securities of $1.9 million and a $1.0 million gain from the sale of discontinued operations while the net loss from the prior years period included $569,000 of gains from the extinguishment of debt.

"We continue to make progress in the on-line distribution of software and content as evidenced by the strong results from Houseplans.com, which reported approximately $467,000 of revenue in the current quarter, and the acceptance of our newest version of TurboCAD", said Martin Wade, IMSI CEO. "We completed our acquisition of Aladdin Systems after the quarter end which we believe has significantly strengthened our core software business and that will drive long term financial performance. We also made investments in direct marketing, content acquisition, various infrastructure projects and international distribution, particularly China. Although these efforts contributed to our operating loss, we continue to believe that these initiatives will result in long term shareholder value. We plan to continue to identify and close transactions which will increase revenue and operating earnings."

The following key events took place in the quarter ended March 31, 2004:

>> In February, we completed our purchase of Houseplans.com which is a key ingredient in the build-out of our network of domain names and websites in the rapidly growing on-line marketplace for stock house plans.

>> In March we launched the newest version of our flagship product TurboCAD, version 10. The new version achieves new levels of power and performance by enhancing already strong features and functionality. Version 10 includes the new LightWorks(R) 7.3 Photorealistic rendering engine from LightWork Design, resulting in 40% faster rendering performance as compared to previous releases, and the updated version of Spatial's 3D ACIS(R) R11 solid modeling engine that improves solid modeling performance by up to 25%.

The following table sets forth selected financial data for the three and nine months ended March 31, 2004 and 2003.

--------------------------------- --------------------------------------------  ---------------------------------------------------
SUMMARIZED FINANCIAL STATISTICS            Three Months ended March 31                      Nine Months ended March 31
--------------------------------- --------------------------------------------  ---------------------------------------------------
  in thousands (000's), except
       per share amounts             2004       2003            CHANGE             2004         2003               CHANGE
                                  ----------- --------- ----------------------  ------------ ------------ -------------------------
                                                            $          %                                       $            %
                                  ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------
Cash & Cash Equivalents               $4,905    $1,054       3,851      365.4        $4,905       $1,054        3,851        365.4
--------------------------------- ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------
Net Worth                             12,373        23      12,350        ---        12,373          $23       12,350           --
--------------------------------- ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------

--------------------------------- ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------
Consolidated Net Revenues from
Continuing Operations                  2,784     2,625         159        6.1         7,239        7,168           71          0.9
--------------------------------- ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------
Net Income (Loss)                        548     (103)         651      632.0           550        (290)          840        289.6
--------------------------------- ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------
Net Income (loss) per share            $0.02     $0.00       $0.02        ---         $0.02      ($0.01)        $0.03          ---
--------------------------------- ----------- --------- ----------- ----------  ------------ ------------ ------------ ------------


ABOUT IMSI

Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. THE PRECISION DESIGN DIVISION, anchored by IMSI's flagship product, TurboCAD(R) and the recently acquired DesignCAD(TM) line, also develops and markets other visual content and design software such as FloorPlan(R) 3D. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market thru its stock house plans site at Houseplans.com, its store CAD add-on store, Cadalog.com and the online CAD symbol site, CADsymbols.com. THE BUSINESS APPLICATIONS DIVISION provides businesses and end users with software solutions through its popular products such as TurboProject(R), FormTool(R), FlowCharts&More(TM), HiJaak(R) and TurboTyping(TM). This division also provides ergonomic and keyboard training to Fortune 1000 companies for worker-related safety, productivity, and ergonomic compliance improvements through Keynomics, a wholly owned subsidiary of IMSI. More information about IMSI can be found at WWW.IMSISOFT.COM.

SAFE HARBOR STATEMENT

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company's annual report on Form 10-KSB for the year ended June 30, 2003, and such other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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